UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM 8K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 27, 2014

                      OAKRIDGE HOLDINGS, INC.
         (Exact name of registrant as specified in its charter)


   Minnesota	               0-1937	             41-0843268
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)


400 WEST ONTARIO STREET, CHICAGO, ILLINOIS              60654
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (312) 505-9267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.01.  Changes in Registrant's Certifying Accountant.

On February 27, 2014, Oakridge Holdings, Inc. (the "Company"), with the approval of its Audit Committee,appointed Olsen Thielen & Co., Ltd. ("Olsen Thielen") as its independent registered public accounting firm effective immediately.

During the Company's two most recent fiscal years and the subsequent interim period preceding Olsen Thielen's engagement, neither the Company nor anyone on its behalf consulted Olsen Thielen regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that would be an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" or "reportable event" (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

In approving the selection of Olsen Thielen as the Company's independent registered public accounting firm, the Audit Committee considered all relevant factors, including that no non-audit services were previously provided by Olsen Thielen to the Company.






SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    OAKRIDGE HOLDINGS, INC.


Date:  February 28, 2014            /s/ Robert C. Harvey
                                    Robert C. Harvey
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and
                                    Chairman of the Board of Directors